Exhibit 3.1

Amended as of March 16, 2000

BY-LAWS
of
CACI International Inc
(a Delaware Corporation)

ARTICLE I.
OFFICES

Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the Corporation is hereby fixed and located at 1100 North Glebe Road, County of Arlington, Commonwealth of Virginia. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said County.

Section 2. OTHER OFFICES. Branch of subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II.
MEETING OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS. All annual and other meetings of shareholders shall be held either at the principal office of the Corporation or at any other place which may be designated either by the Board of Directors pursuant to authority hereafter granted to said Board, or by written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

Section 2. ANNUAL MEETING. The annual meetings of the shareholders shall be held on the third Friday of October of each year, at 9:00 o'clock a.m. or at such other date and time, not inconsistent with Delaware law, as may be approved by the Board of Directors; provided, however, should said day fall upon a legal holiday, then such annual meeting of shareholders shall be held at the same time and place on the next day thereafter which is not a legal holiday.

Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his or her address appearing on the books of the Corporation or given by him or her to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given him or her if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to such shareholder entitled thereto, not less than twenty (20) days nor more than sixty (60) days before such annual meeting, and shall specify the place, day, and hour of such meeting, and shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such meeting on:

(a) A proposal to sell, lease, convey, exchange, transfer, or otherwise dispose of all or substantially all of the property or assets of the Corporation, except under Section 272 of the Delaware General Corporation Law, and except for a transfer to a wholly-owned subsidiary;

(b) A proposal to merge or consolidate with another corporation, domestic or foreign;

(c) A proposal to reduce the stated capital of the Corporation;

(d) A proposal to amend the Articles of Incorporation;

(e) A proposal to wind up and dissolve the Corporation; and

(f) A proposal to adopt a plan of distribution of shares, securities, or any consideration other than money in the process of winding up.

Advance Notice of Stockholder Proposed Business at Annual Meeting At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting:

(a) As specified in the notice of the meeting (or any supplement thereto);

(b) By, or at the direction of, the Board of Directors; or

(c) Otherwise properly brought before the meeting by a stockholder.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the offices of the Secretary of the Corporation, not less than one hundred fifty (150) days prior to the first anniversary of the date of the last Annual Meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder purposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and reasons for conducting such business at the Annual Meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this section, provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with said procedure.

The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 3. SPECIAL MEETINGS. Special Meetings of the shareholders, for any propose or purposes whatsoever, may be called any time by the Chairman of the Board, the President, or by the Board of Directors. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders.

Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. In all other instances of adjournment, it shall not be necessary to give any notice of an adjournment or of the business to be transacted ad an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting or shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such meeting was given to such shareholder, as required by the law and the By-laws of the Corporation.

Section 6. VOTING. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his or her name on the stock records of the Corporation. Such vote may be given viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.

Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Articles of Incorporation, or these By-laws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. CONSENT OF ABSENTEES. The proceedings and transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made apart of the minutes of the meeting.

Section 9. ACTION WITHOUT MEETING. Any action, which under the provisions of Section 228 of the Delaware General Corporation Law may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at any meeting at which all shares entitled to vote thereon were present and voted, and filed with the Secretary of the Corporation.

Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

Within ten (10) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

Following appointment of the inspectors, consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (i) the receipt by the inspectors, a copy of which shall be delivered to the Corporation, of any written demand by the Soliciting Stockholders, or (ii) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating the number of valid and unrevoked consents and whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and certification of whether the requisite number of valid unrevoked consents was obtained to authorize or take the action specified in the consents.

Section 10. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the Secretary of the Corporation; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

ARTICLE III.
DIRECTORS

Section 1. POWERS. Subject to limitations of the Articles of Incorporation, of the By-laws, and particularly Article II, Section 6 of these By-laws, and Section 141 of the Delaware General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-laws, all corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

First: To select and remove all other officers, agent, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or by By-laws, fix their compensation, and require from them security for faithful service.

Second: To conduct, manage, and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, the Articles of Incorporation or the By-laws, as they may deem best.

Third: To change the principal office for the transaction of the business of the Corporation from one location to another within the same county as provided in Article I, Section 1 hereof; to fix and locate from time to time, one or more branch or subsidiary offices of the Corporation within or without the State of Delaware as provided in Article I, Section 2 hereof; to designate any place within or without the State of Delaware for the holding of any shareholders' meetings; and to adopt, make, and use a corporate seal, and to prescribe the form of certificates of stock, and to alter the form of such seal and of such stock certificates from time to time, as in their judgment they may deem best; provided, such seal and such certificates shall at all times comply with the provisions of the law.

Fourth: To authorize the issuance of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth: To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefore.

Sixth: To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend, or repeal By-laws. The executive committee shall be composed of two or more directors.

Seventh: To impose such restriction(s) on the transfer of the stock of the Corporation, specifically including by way of illustration only, and not of limitation, e.g., the requirement that such stock not be transferable on the books of the Corporation except with a simultaneous transfer of the stock of any other corporation(s), as is or may be permitted by law, and to remove any such restriction(s) thereon.

Section 2. NUMBER AND QUALIFICATIONS OF DIRECTORS. The authorized number of directors of the Corporation shall be a number between nine (9) and eleven (11) inclusive, as the Board of Directors from time to time by vote of a supermajority (a majority plus one) may set, until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2, Article III of these By-laws duly adopted by the vote or written assents of the shareholders entitled to exercise fifty-one percent (51%) of the voting power of the Corporation.

Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. All directors shall hold office at the pleasure of the shareholders or until their respective successors are elected. The shareholders may at any time, either at a regular or special meeting, remove any director and elect his or her successor.

NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of candidates for election as directors of the Corporation at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors, or (b) by any shareholder of that class of stock entitled to vote for the election of directors of that class of stock. Only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Such nomination, other than those made by, or at the direction of the board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the office of the Secretary of the Corporation not less than one hundred fifty (150) days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address, and residence address of the person; (ii) the principal occupation of the employment of the person; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and (iv) any other information related to the person that is required to be disclosed in solicitations for proxies for elections of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice: (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting that the defective nomination shall be disregarded.

Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of the shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director of directors at any time to fill any vacancy or vacancies of a director tendered to take effect at a future time; the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held on the third Friday of January, April, and July of each year at 9:00 o'clock a.m. thereof; provided, however, that should said day fall upon a legal holiday, then said meeting shall be held at the same time and place on the next day thereafter which is not a legal holiday. Notice of regular meetings of the Board of Directors is required and shall be given in the same manner as notice of special meetings of the Board of Directors.

Section 8. SPECIAL MEETINGS. Special meetings of the board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, by the Executive Committee, or by any three (3) members of the Board.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form or written communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the Corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the U.S. Mail or delivered to the telegraph company in the place in which the principal office of the Corporation is located at least one hundred twenty (120) hours prior to the time of holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least forty eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, or delivery as above provided, shall be due, timely, legal and personal notice to such director.

NOTICE FOR A PARTICULAR SPECIFIED ACTION. Notwithstanding the above requirements for regular or special meetings, the Chairman of the Board, the Chief Executive Officer, or any two directors may require at least thirty (30) calendar days notice of any action, by writing delivered to the Secretary of the Corporation, before or during any regular or special meeting, and if such notice is given, no vote or written consent may be taken upon such action until the passage of such time (at another special meeting or by written consent). Provided, however, if eighty percent (80%) of the directors agree to waive such notice, the meeting or vote of consent on such action shall proceed without the requirement for extended notice.

Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 10. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, any entry in the minutes as to the effect that notice has been duly given shall be sufficient evidence that due notice of such special meeting was given to such director, as required by law and the By-laws of the Corporation.

Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the directors not present, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. With the exception of Section 4 of this Article, an action of the directors shall be regarded as the act of the Board of Directors only if a majority of the entire authorized number of directors shall vote affirmatively on such action.

Section 13. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated time, place, and hour; provided, however, that in the absence of a quorum, the directors present at any directors' meeting, either regular or special, may adjourn from time to time, until the time fixed for the next regular meeting of the Board.

Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of law or these By-laws may be taken without a meeting if all members shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors, any certificate or other document filed under any provisions of the Delaware General Corporation Law which related to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that the By-laws authorize the directors to so act, and such statement shall be prima facie evidence of such authority.

Section 15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attending, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

ARTICLE IV.
OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be:

1. Chairman of the Board

2. President

3. Vice President

4. Secretary

5. Treasurer

The Corporation may also have, at the discretion of the Board of Directors, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the President and Chairman of the Board of Directors need not be directors. One person may hold two or more offices, except those of President and Secretary.

Section 2. ELECTIONS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his or her office at the pleasure of the Board of Directors, who may, either at a regular or special meeting, remove any such officers and appoint his or her successor.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at a regular or special meeting of the Board, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors as prescribed by the By-laws.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the By-laws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Chairman of the Board or in the event of his absence or disability, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all restrictions upon, the President. Absence and disability are defined as follows: absence is physical absence from the Corporation's principal place of business and unreachable by telephone for a period of forty-eight (48) hours. Disability is the inability of the President to perform his duties on an ongoing basis.

The Senior Vice President and each other Vice President shall have such other powers and perform such duties as are authorized by the laws of Delaware and as are delegated to them respectively from time to time by the board of Directors or the By-laws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at the directors' meeting, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and the date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given, notice of all meetings of shareholders and the Board of Directors, as required by the By-laws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

Section 10. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus, and surplus shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the President and directors, when they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

ARTICLE V.
MISCELLANEOUS

Section 1. RECORD DATE AND CLOSING STOCK BOOKS.

A. Fixed Date: The Board of Directors may fix a time, in the future, not less than twenty (20) nor more than sixty (60) days preceding the date of any meeting of shareholders, and not more than sixty (60) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change, conversion, or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfer of shares during the whole, or any part of any such period.

B. No Fixed Date: As an alternative to an action taken under Subsection A of this Section 1 of Article V, if no record date has been or is fixed for the purpose of determining shareholders entitled to receive payment of any dividend, the record date for such purpose shall be at the close of business of the date on which the Board of Directors adopts the resolution relating thereto.

C. Action by Written Consent: In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date for determination of such stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Effective beginning February 9, 1999, any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his or her interests as a shareholder, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President, Secretary, or Assistant Secretary of the Corporation.

Section 3. CHECKS, DRAFTS, ETC.: All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. CONTRACTS, ETC.: HOW EXECUTED. The Board of Directors, except as the By-laws or Articles of Incorporation otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit to render it liable for any purpose or to any amount.

Section 5. ANNUAL REPORTS. The Board of Directors shall cause an annual report or statement to be sent to the shareholders of this Corporation not later than one hundred and twenty (120) days after the close of the fiscal or calendar year.

Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. Such certificates may be paired with, deemed to represent, and subjected to restrictions on transfer without simultaneous transfer of, certificates for: (a) shares of stock of any other corporation(s), (b) beneficial interests in such shares, (c) interests in voting trust(s), or (d) other kinds of interests in any other kind of entity.

Certificates for shares may be issued prior to full payment thereof, under such restrictions and for such purposes as the Board of Directors or the By-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation or corporations, may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney.

Section 8. INSPECTION OF BY-LAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of the By-laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during business hours.

Section 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the state of Delaware from time to time against all expense, liability, and loss (including attorneys' fees, judgments, fines, and, if approved by the Board of Directors, amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

If authorized by the Board of Directors, expenses incurred in connection with the defense of any civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation.

The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which such director or officer may be entitled. Payments pursuant to the Corporation's indemnification of any person hereunder shall be reduced by any amounts such person may collect as indemnification under any policy of insurance purchased and maintained on his behalf by this or any other Corporation.

ARTICLE VI.
AMENDMENTS

Section 1. POWER OF SHAREHOLDERS. New By-laws may be adopted or these By-laws may be amended or repealed by the vote of shareholders entitled to exercise fifty-one percent (51%) of the voting power of the Corporation or by the written assent of such shareholders.

Section 2. POWERS OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend, or repeal By-laws, By-laws other than a By-law or amendment thereof changing the authorized number of directors may be adopted, amended, or repealed by the Board of Directors.

ARTICLE VII.
SEAL

The Corporation shall have a common seal, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the word Delaware.